UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): May 14, 2015

ACACIA RESEARCH CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	000-26068	95-4405754
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

520 Newport Center Drive, Newport Beach, California	92660
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:    (949) 480-8300
Not applicable
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders.
Acacia Research Corporation (the “Company”) held its 2015 annual meeting of stockholders (the “Annual Meeting”) on Thursday, May 14, 2015, at the Company’s corporate headquarters located at 520 Newport Center Drive, 7th Floor, Newport Beach, California. As of March 23, 2015, the record date for the Annual Meeting, the Company had 51,067,566 shares of its common stock outstanding and entitled to vote. At the Annual Meeting, 46,768,674 shares of the Company’s common stock were present in person or represented by proxy and entitled to vote, constituting a quorum for the conduct of business at the Annual Meeting.
The following sets forth detailed information regarding the voting results at the Annual Meeting:
Proposal No. 1: The Company’s stockholders elected each of the two Class III director nominees named below to serve on the Company’s Board of Directors for a three-year term expiring at the Company’s 2018 annual meeting of stockholders and until their respective successors are duly elected and qualified, or until their earlier resignation or removal.

Class III Nominee	Votes For	Votes Withheld	Broker Non-votes
G. Louis Graziadio, III	28,269,991	12,496,577	6,002,106
Matthew Vella	40,179,452	587,116	6,002,106
Proposal No. 2: The Company’s stockholders ratified the appointment of Grant Thornton LLP as the Company’s independent registered public accounting firm for the fiscal year ending December 31, 2015.

Votes For	Votes Against	Votes Abstaining
45,865,812	400,477	502,385
Proposal No. 3: The Company’s stockholders did not approve by advisory vote the compensation of the Company’s named executive officers detailed in the proxy statement.

Votes For	Votes Against	Votes Abstaining	Broker Non-Votes
8,781,857	31,545,439	439,272	6,002,106

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:    May 19, 2015                    ACACIA RESEARCH CORPORATION

By:    /s/ Matthew Vella
Matthew Vella
Chief Executive Officer